CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.
YINGU PLAZA, SUITE 1708
9 NW FOURTH RING ROAD
HAIDIAN, BEIJING 100190 CHINA

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Xianfu Han 02 Weili He 03 Tao Jin 04 Jiehui Fan 05 Wei Pei

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.	For	Against	Abstain
2 To ratify the selection of Wei, Wei & Co., LLP as the Company's independent registered public accounting firm for the Company's financial statements for the fiscal year ended June 30, 2018.	☐	☐	☐
3 To authorize and approve the Company's 2018 Equity Incentive Plan.	☐	☐	☐
4 To conduct a non-binding advisory vote on the Company's executive compensation.	☐	☐	☐
5 To adopt the Agreement and Plan of Merger and Reorganization (the "Merger Agreement") by and between the Company and China Advanced Construction Materials Group, Inc., an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of the Company ("CADC Cayman").	☐	☐	☐

NOTE: To transact such other business as may properly come before the Meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000391843_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.
Annual Meeting of Stockholders
December 26, 2018 9:00 P.M. ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoints Xianfu Han and Weili He, or either of them, as proxies, each with the power to appoint (his) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock. Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of China Advanced Construction Materials Group, Inc., a Nevada corporation (the "Company"), will be held on Wednesday, December 26, 2018, at 9:00 p.m., Eastern Time (Thursday, December 27, 2018, at 10:00 a.m., Beijing Time), at the principal office of the Company located at 9 North West Fourth Ring Road, Yingu Mansion Suite 1708, Haidian District, Beijing, People's Republic of China, 100190 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000391843_2 R1.0.1.17